Exhibit 23.2

                              ROWLES & COMPANY, LLP
                          Certified Public Accountants





Board of Directors
Glen Burnie Bancorp


          We hereby consent to the incorporation by reference of our report on the consolidated financial statements of Glen Burnie Bancorp as of December 31, 1995 and for the two years then ended in the Company's Registration Statements on Form S-8 and S-3 (SEC File Nos. 33-62280 and 33-62278).



/s/ Rowles & Company LLP

Baltimore, Maryland
January 8, 1998